UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

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                                MMC ENERGY, INC.
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                (Name of Registrant as Specified In Its Charter)


                                 KARL W. MILLER
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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


The following press release was issued by Energy Holdings Limited LLC, G. William Eason and Karl W. Miller on March 26, 2008.

FOR IMMEDIATE RELEASE

     ENERGY HOLDINGS LIMITED LLC VOICES CONCERN OVER MMC ENERGY, INC. STATUS

WILMINGTON, N.C., March 26 -- Energy Holdings Limited LLC ("EHL") is concerned that the severely depressed share price of MMC Energy, Inc. ("MMC") (NASDAQ:MMCE) and lack of liquidity will lead investors to question MMC's viability and exacerbate the lack of confidence of shareholders and the investment community in general, according to G. William Eason, EHL's Managing Member.

Following EHL's announcement of its proxy solicitation and nomination of a new slate of directors for the MMC board, current MMC management hired Merriman, Curhan, and Ford to assist MMC in determining strategic alternatives.

EHL and Karl W. Miller, MMC's founder, have nominated a slate for election to MMC's board of directors, to be held May 28, 2008 at the annual meeting of shareholders in San Francisco, California.

EHL and Miller control 9.1 percent of MMC's outstanding common stock and have filed a Schedule 13D with the Securities and Exchange Commission. Miller is a nominee for MMC's board of directors. Miller has committed to purchasing up to an additional $1mm of MMC stock if the EHL nominated slate of directors is elected by the shareholders. Miller is already the largest non-institutional investor in MMC.

In 2002, Messrs. Miller and McConville founded Miller McConville as a private firm which eventually became MMC. Mr. Miller continued with MMC as its CEO and led it through an initial public offering, multiple financings, and acquisition of power generation assets at deep discounts, initiated the critical Chula Vista and Escondido upgrades, and left MMC with virtually no debt.

"To be considering strategic alternatives this soon after an IPO when MMC posted record profits of $.05 per share in the third quarter of 2007, under Miller's leadership, is extremely irregular", said Eason.

EHL is additionally concerned that proceeds from MMC's 2007 IPO are not being dedicated to the projects identified in the prospectus and registration statement and that general and administrative expenses are growing rapidly. The IPO designated the bulk of the use of proceeds to the Chula Vista and Escondido upgrade projects.

"Merriman is a great firm and has been a friend of MMC since I retained them to lead MMC's public offering in June 2007," said Miller. "I consider Jon Merriman, the CEO of Merriman Curhan Ford, to be a personal friend and competent business executive."

"MMC has been a public company for a relatively short time and EHL is concerned that MMC is generating expenses at an unknown rate and for purposes not intended nor disclosed in June, 2007," said Eason. "A sales process can take up to nine months, which hamstrings MMC during the interim".

On Thursday March 20th, EHL announced its nominee slate for MMC's May 28, 2008 annual meeting. Three senior hands on energy industry executives were named in addition to Miller.

Kevin McConville, nominated by EHL to be elected to MMC's board at the annual meeting, has over 25 years experience in management and leadership positions within the energy industry. "McConville has great breadth and depth in a variety of skillsets necessary for successful operations, particularly as they pertain to micro-cap growth companies and energy companies in particular", said Eason. McConville spent the bulk of his career at Enron Corp and Williams Trading.

Ketheesch Aran was named a nominee to the board and has spent the bulk of his career in the energy industry. Aran, a senior banker at Chrysler Capital, financed energy development projects and electricity generation firms before moving to El Paso Corporation as Vice-President then served in senior management positions at rapidly growing independent energy companies.

Tony Valentine was also named as a nominee to the MMC board and has experience in executing project finance transactions with their inherent credit challenges. Valentine is a veteran of Chase, GE Capital and Enron.

"EHL is confident in the capabilities of its director nominees to create long term shareholder value. EHL is determined to create an energetic, dynamic and execution oriented team moving MMC forward", said Eason.

During MMC's March 11, 2008 earnings call, MMC disclosed it still had not filed with the Federal Energy Regulatory Commission (FERC) the appropriate documents to reinstate spinning reserve revenue denied by the CAISO. The loss in revenue is significant annually even though MMC said it was "confident" it would prevail before the FERC, and it offered no explanation as to why it delayed the critical filing for over six months. Generally, such matters require many months after submission for the FERC to rule, which could put a ruling well past the summer of 2008, the premium earnings season for MMC

In addition, MMC stated that its current CEO would move to San Diego but did not commit to the closure of the New York office, adding to cash burn fears of investors.

Critically missing from the March 11, 2008 call, was a discussion of MMC's 2007 fourth quarter results and management's views of the energy market conditions which MMC operates. Management responded to only one marginal question during the call. Inexplicably, MMC's share price and lack of liquidity were not discussed. MMC shares traded down to an all time low $1.85 a share, on very light volume in Tuesday's trading.

"While MMC's current board is a group of highly respected individuals, we believe our nominees are more experienced in managing micro-cap growth companies and the unregulated power generation energy industry in today's environment. It is time for an immediate change, as the situation is becoming more critical by the day as MMC's market capitalization continues to decline and shareholder confidence evaporates," said Eason

IMPORTANT INFORMATION

EHL and Messrs. Eason and Miller intend to file with the Securities and Exchange Commission and mail to stockholders a proxy statement and proxy card to be used to solicit proxies in connection with MMC's May 2008 annual meeting. Stockholders are advised to read carefully the proxy statement and other information related to the solicitation when they become available because they will contain important information. When completed, a definitive proxy statement and a form of proxy will be mailed to MMC's stockholders and will be available, along with other relevant documents, at no charge, at the SEC's website at http://www.sec.gov. Information relating to the participants in such proxy solicitation will be contained in the proxy statement to be filed by EHL and Messrs. Eason and Miller.


Investor Contacts:
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G. William Eason
gwilliameason@gmail.com
(917) 591-6906


Media Contacts:
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Kevin McConville
mcconville.k@gmail.com
(832) 731-7096


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